Exhibit 1.3

AMENDMENT NO. 1 TO AMENDED AND RESTATED SALES AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED SALES AGREEMENT (this “Amendment”) dated as of December 23, 2021, is made by and among Sorrento Therapeutics, Inc. (the “Company”), on the one hand, and Cantor Fitzgerald & Co., B. Riley Securities, Inc. and H.C. Wainwright & Co., LLC (each individually, a “Sales Agent” and together, the “Sales Agents”), on the other hand. The Company and the Sales Agents shall be referred to collectively as the “Parties” and individually as a “Party.”

W I T N E S S E T H:

WHEREAS, the Company and the Sales Agents entered into an Amended and Restated Sales Agreement dated as of December 3, 2021 (the “Sales Agreement”) pursuant to which the Company engaged the Sales Agents to sell shares of the Company’s Common Stock from time to time; and

WHEREAS, the Parties desire to amend certain provisions of the Sales Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties agrees with the other as follows:

1.            Capitalized Terms. Unless otherwise defined herein, all terms and conditions used in this Amendment shall have the meanings assigned to such terms in the Sales Agreement.

2.            Amendment to Section 1 of Sales Agreement. Section 1 (“Issuance and Sale of Shares”) of the Sales Agreement is hereby deleted in its entirety and replaced with the following:

“1.  Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell to or through the Sales Agents, acting as agents and/or principals, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $5,442,943,290.81, subject to the limitations set forth in Section 3(b) hereof. The issuance and sale of shares of Common Stock having an aggregate offering price of up to $5,000,000,000 to or through the Sales Agents will be effected pursuant to the Registration Statement (as defined below) which the Company has filed or will file with the U.S. Securities and Exchange Commission (the “Commission”) and which was or will be immediately effective upon filing thereof under Rule 462(e) of the Securities Act.

The Company has filed or will file, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission an automatic shelf registration statement on Form S-3ASR, relating to certain securities, including the Common Stock, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus specifically relating to the Placement Shares having an aggregate offering price of up to $5,000,000,000 (the “ATM Prospectus”) included as part of such registration statement and shall, if necessary, prepare a prospectus supplement specifically relating to the Placement Shares (the “Prospectus Supplement”) to the ATM Prospectus included as a part of such registration statement. The Company will furnish to the Sales Agents, for use by the Sales Agents, copies of the ATM Prospectus included as part of such registration statement at the time it became effective, as supplemented by the Prospectus Supplement, if any. Except where the context otherwise requires, such registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, including all documents filed as a part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, is herein called the “Registration Statement”. The ATM Prospectus, including all documents incorporated therein by reference (to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act)), and the Prospectus Supplement, if any, including all documents incorporated therein by reference (to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act)), as it or they may be supplemented by any additional prospectus supplement, in the form in which such ATM Prospectus and/or Prospectus Supplement, if any, have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus” (“Issuer Free Writing Prospectus”), as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Placement Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus”. Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to either the Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Applications (collectively “EDGAR”).”

3.            Amendment to Section 6(a) of Sales Agreement. The first sentence of Section 6(a) of the Sales Agreement is hereby deleted in its entirety.

4.            Amendment to Section 8(b) of Sales Agreement. The first sentence of Section 8(b) of the Sales Agreement is hereby deleted in its entirety and replaced with: “The Company shall have filed with the Commission the ATM Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of amendment no. 1 to this Agreement.”

5.            Full Force and Effect. Except as herein amended, the Sales Agreement shall remain in full force and effect. Upon the effectiveness of this Amendment, each reference in the Sales Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Sales Agreement, as amended by this Amendment.

6.            Further Assurances. Each Party hereto, without additional consideration, shall cooperate, shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other Party hereto in order to carry out the provisions and purposes of this Amendment.

7.            Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile transmission.

8.            Headings. The section headings herein are for convenience only and shall not affect the construction hereof.

9.            Waiver. Neither any failure nor any delay by any party in exercising any right, power or privilege under this Amendment or any of the documents referred to in this Amendment will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

10.            Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment.

11.            Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the principles of conflicts of laws. Any disputes arising from this Amendment shall be resolved pursuant to Section 16 of the Sales Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to Amended and Restated Sales Agreement to be duly executed as of the day and year first above written.

Sorrento Therapeutics, Inc.

By:	/s/ Henry Ji, Ph.D.
Name: Henry Ji, Ph.D.
Title: Chairman of the Board, President and Chief Executive Officer

Cantor Fitzgerald & Co.

By:	/s/ Mark Kaplan
Name: Mark Kaplan
Title: Chief Operating Officer

B. Riley Securities, Inc.

By:	/s/ Partice McNicoll
Name: Patrice McNicoll
Title: Co-Head of Investment Banking

H.C. Wainwright & Co., LLC

By:	/s/ Mark W. Viklund
Name: Mark W. Viklund
Title: Chief Executive Officer